Exhibit 99.2

 First Advantage Bancorp

Consolidated Financial Statements

Years Ended December 31, 2019 and 2018

INDEPENDENT AUDITOR'S REPORT

Board of Directors
First Advantage Bancorp
Clarksville, Tennessee

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of First Advantage Bancorp and its subsidiary (the "Company"), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements, collectively ("financial statements").

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations, comprehensive income, shareholders' equity and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Jackson, Tennessee
February 7, 2020

First Advantage Bancorp
Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	December 31,
	2019	2018
Assets
Cash and due from banks	$6,042	$8,476
Interest-bearing demand deposits with banks	5,560	2,710
Federal funds sold	850	375
Cash and cash equivalents	12,452	11,561

Available-for-sale securities, at fair value	38,775	42,945
Loans held for sale, at lower of cost or fair value	3,324	555
Loans, net of allowance for loan losses of $5,160 and $5,332 at December 31, 2019 and 2018, respectively	641,202	574,931
Premises and equipment, net	8,312	7,835
Foreclosed assets held for sale	1,406	1,269
Federal Home Loan Bank stock, at cost	2,988	2,988
Accrued interest receivable	2,733	3,088
Bank owned life insurance	14,703	14,392
Deferred tax asset, net	2,199	2,360
Operating lease right-of-use assets	6,292	-
Other assets	3,621	2,405
Total assets	$738,007	$664,329

Liabilities and Shareholders' Equity

Liabilities
Deposits
Demand	$61,933	$53,616
Savings, checking and money market	320,865	273,426
Time certificates	228,052	195,564
Total deposits	610,850	522,606

Short-term borrowings	-	22,500
Long-term borrowings	34,118	35,132
Operating lease liabilities	6,444	-
Other liabilities	7,466	6,841
Total liabilities	658,878	587,079

Shareholders' Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding at December 31, 2019 or 2018	$-	$-
Common stock, $0.01 par value, 50,000,000 shares authorized, 4,012,365 shares issued and 3,891,834 outstanding at December 31, 2019; 4,056,664 issued and 3,906,881 outstanding at December 31, 2018	40	41
Additional paid-in-capital	39,550	39,794
Common stock held by:
Nonqualified Deferred Compensation Plan	(2,910)	(2,632)
Employee Stock Ownership Plan	(666)	(963)
2008 Equity Incentive Plan	(520)	(378)
Retained earnings	43,139	41,610
Accumulated other comprehensive income (loss), net	496	(222)
Total shareholders' equity	79,129	77,250
Total liabilities and shareholders' equity	$738,007	$664,329

See Notes to Consolidated Financial Statements	F-2

First Advantage Bancorp
Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)

	Years Ended December 31,
	2019	2018
Interest and dividend income
Loans	$35,848	$30,723
Investment securities	1,060	1,194
Other	453	317
Total interest and dividend income	37,361	32,234
Interest expense
Deposits	9,657	5,460
Borrowings	871	1,223
Total interest expense	10,528	6,683
Net interest income	26,833	25,551
Provision for loan losses	725	600
Net interest income after provision for loan losses	26,108	24,951
Non-interest income
Service charges on deposit accounts and other fees	1,331	1,192
Loan servicing and other fees	27	119
Net gains on sales of mortgage loans held for sale	1,727	914
Net gain on sales of other real estate owned	20	6
Net realized gain on sales of available-for-sale securities and swap agreement termination	163	93
Insurance and brokerage commissions	347	262
Income from bank owned life insurance	311	317
Other	96	228
Total non-interest income	4,022	3,131
Non-interest expense
Salaries and employee benefits	15,854	11,093
Net occupancy expense	1,722	1,274
Equipment expense	1,237	1,036
Data processing fees	1,399	1,345
Professional fees	2,005	1,284
Marketing expense	241	252
Supplies and communication	323	338
Loan collection and repossession expense	259	384
Other	1,895	2,000
Total non-interest expense	24,935	19,006
Income before income taxes	5,195	9,076
Provision for income taxes	1,255	1,715
Net income	$3,940	$7,361
Per common share:
Basic net income per common share	$1.02	$1.94
Diluted net income per common share	$0.93	$1.79
Dividends declared per common share	$0.60	$0.52
Basic weighted average common shares outstanding	3,878,844	3,789,654
Diluted weighted average common shares outstanding	4,230,702	4,122,191

See Notes to Consolidated Financial Statements	F-3

First Advantage Bancorp
Consolidated Statements of Comprehensive Income
(Dollars in thousands)

	Years Ended December 31,
	2019	2018

Net income	$3,940	$7,361

Net change in unrealized gain (loss) on available-for-sale securities	1,052	(790)
Net change in unrealized (loss) gain on swap derivatives	(250)	131
Reclassification adjustment for realized gains (losses) included in income	163	(93)
Other comprehensive income (loss) before tax effect	965	(752)
Tax (expense) benefit	(247)	193
Other comprehensive income (loss)	718	(559)
Comprehensive income	$4,658	$6,802

See Notes to Consolidated Financial Statements	F-4

First Advantage Bancorp
Consolidated Statements of Changes in Shareholders' Equity
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Common Stock Acquired by Benefit Plans	Accumulated Other Comprehensive (Loss) Income	Total Shareholders' Equity
	Shares	Amount
Balance at January 1, 2018	3,827,331	$38	$37,236	$36,378	$(4,104)	$268	$69,816
Net income	-	-	-	7,361	-	-	7,361
Change in fair market value of available-for-sale securities & swap derivatives, net of tax	-	-	-	-	-	(559)	(559)
Reclassification of the income tax effects of the Tax Cuts and Jobs Act to retained earnings	-	-	-	(69)	-	69	-
Treasury stock purchase/retire	(30,130)	3	(740)				(737)
Treasury stock reinstated to fund stock option exercises	259,463		2,718				2,718
Dividends paid ($0.40 per common share)	-	-	-	(2,060)	-	-	(2,060)
Purchase of shares by employee benefit plans	-	-	291	-	(291)	-	-
Release of shares by employee benefit plans	-	-	(344)	-	344	-	-
Stock-based compensation	-	-	633	-	78	-	711
Balance at December 31, 2018	4,056,664	$41	$39,794	$41,610	$(3,973)	$(222)	$77,250
Net income	-	-	-	3,940	-	-	3,940
Change in fair market value of available-for-sale securities & swap derivatives, net of tax	-	-	-	-	-	718	718
Treasury stock purchase/retire	(64,899)	(1)	(1,431)	-	-	-	(1,432)
Treasury stock reinstated to fund stock option exercises	5,600	-	82	-	-	-	82
Treasury stock issued to Trustee for new EIP grants	15,000	-	375	-	(375)	-	-
Dividends paid ($0.52 per common share)	-	-	-	(2,411)	-	-	(2,411)
Purchase of shares by employee benefit plans	-	-	353	-	(353)	-	-
Release of shares by employee benefit plans	-	-	(338)	-	338	-	-
Stock-based compensation	-	-	715	-	267	-	982
Balance at December 31, 2019	4,012,365	$40	$39,550	$43,139	$(4,096)	$496	$79,129

See Notes to Consolidated Financial Statements	F-5

First Advantage Bancorp
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Years Ended December 31,
	2019	2018
Operating Activities
Net income	$3,940	$7,361
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	725	600
Depreciation, amortization and accretion	1,408	1,135
Deferred income taxes	(85)	(174)
Funding of mortgage loans held for sale	(52,514)	(20,884)
Proceeds from sales of mortgage loans held for sale	51,472	22,045
Net gains on sales of mortgage loans held for sale	(1,727)	(914)
Net loss (gain) on sale of available-for-sale securities	7	(93)
Net realized gain on sales of other assets held-for-sale	16	-
Net gains on sale of other real estate owned	(20)	(6)
Net gain on sale of repossessed assets	(81)	(191)
Stock-based compensation	982	711
Bank owned life insurance	(311)	(317)
Increase in other assets	(1,111)	(32)
Increase in other liabilities	625	1,478
Net cash provided by operating activities	3,326	10,719
Investing Activities
Purchases of securities available-for-sale	(9,674)	(9,403)
Proceeds from call/maturities and repayments of securities available-for-sale	8,858	6,734
Proceeds from sales of securities available-for-sale	5,825	3,031
Net increase in loans	(68,888)	(92,797)
Purchase of premises and equipment	(1,381)	(958)
Proceeds from sale of other real estate owned	601	84
Proceeds from sale of repossessed assets	1,255	866
Net cash used in investing activities	(63,404)	(92,443)
Financing Activities
Net increase in demand deposits, savings, checking, and money market accounts	55,756	21,167
Net increase in time deposits	32,488	57,247
Net (decrease) increase in short-term borrowings	(22,500)	1,500
Net (decrease) increase in long-term borrowings	(1,014)	19,001
Repayment of long-term debt	-	(15,000)
Cash paid for dividends	(2,411)	(2,060)
Stock repurchased/retired - repurchase program	(1,432)	(737)
Proceeds from stock option exercises	82	2,718
Net cash provided by financing activities	60,969	83,836
Increase in Cash and Cash Equivalents	891	2,112
Cash and Cash Equivalents, Beginning of Year	11,561	9,449
Cash and Cash Equivalents, End of Year	$12,452	$11,561

Supplemental Cash Flow Information
Interest paid	$10,472	$6,463
Income taxes paid	$2,170	$1,528
Loans transferred to ORE/Repossessions	$1,847	$1,291
ORE/Repossessions internally financed	$908	$613

See Notes to Consolidated Financial Statements	F-6

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

First Advantage Bancorp (the “Parent”) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, First Advantage Bank (the “Bank”). The Bank has one inactive wholly owned subsidiary, First Financial Mortgage Corporation. Collectively, these are referred as the “Company.” The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Clarksville, Nashville, and Franklin, Tennessee. The Bank also operates a loan production office in Knoxville, TN engaged in specialized lending.

The Bank is subject to the regulation of certain state and federal agencies and undergoes periodic examinations by those regulatory authorities. In May 2013, the Company chose to de-list its publicly traded stock on the NASDAQ exchange and began trading over the counter in the OTC-QB marketplace until February 2015, when the stock was promoted to the OTC-QX for Banks market platform. The stock trades under ticker symbol: FABK.

On October 22, 2019, the Company entered into a Definitive Agreement (“Agreement”) with Reliant Bancorp, Inc. (“Reliant”) whereby Reliant will acquire the Company and the Bank. Under the terms of the Agreement, Company shareholders will receive 1.17 shares of Reliant common stock and $3.00 in cash for each share of Company common stock. Additionally, Reliant will pay certain other costs associated with the transaction including amounts for outstanding stock options in the Company as discussed elsewhere. The Agreement is subject to the approval by shareholders of the Company and certain regulatory authorities. Management expects the transaction to close during the second quarter of 2020. In anticipation of the pending merger, employment contracts were terminated for four executives of the bank. In December 2019, $4,148 was paid out to these executives for contract termination and annual bonuses, which is included in “Salaries and employee benefits” on the Consolidated Statements of Income.

Basis of Presentation

The accounting and financial reporting policies the Company follows conform, in all material respects, to accounting principles generally accepted in the United States of America. Certain items in prior period financial statements have been reclassified to conform to the current presentation although not impacting net income or shareholder’s equity.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Bank and its wholly owned subsidiary First Financial Mortgage Corporation.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Examples of numbers relying on management estimates include allowance for loan and lease losses, OREO resale values, the useful lives of fixed assets, and fair market value of securities.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents.

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are carried at fair value.  Unrealized gains and losses are recorded, net of related income tax effects, in other comprehensive income. The Company does not hold any held-to-maturity securities, which would include any security for which the Company has the positive intent and ability to hold until maturity.  The Company does not hold any trading securities, which would include any security held for resale in anticipation of short-term market movements. Management determines the appropriate classification of securities at the time of purchase.

Interest income includes amortization of purchase premiums and discounts.  Realized gains and losses are derived from the amortized cost of the security sold.  Declines in fair value of available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale

Mortgage loans held for sale originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.  Gains and losses are realized at the time consideration is received and all other criteria for sales treatment have been met.

Loans

Loans that management has the intent and ability to hold for the foreseeable future, or until maturity or payoffs, are reported at their outstanding unpaid principal balances and adjusted for any charge-offs net of the allowance for loan losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.  Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Generally, the accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions.  When interest accrual is discontinued, all unpaid accrued interest is reversed.  Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due.  Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets.  The unpaid principal balances of mortgage loans serviced for others, with mortgage servicing rights fully amortized, were $3,270 and $3,768 at December 31, 2019 and December 31, 2018, respectively.

Part of the Bank’s loan portfolio is pledged as collateral for borrowing arrangements with the Federal Home Loan Bank and the Federal Reserve.  These loans must meet certain requirements to qualify as pledged.  At December 31, 2019 the total of pledged loans was $486,129.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have been incurred through a provision for loan losses charged to income.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and represents management’s best estimate of probable losses inherent in the loan portfolio. An allowance is established for loans that are not currently considered impaired in order to recognize the inherent or incurred losses associated with lending activities. This historical valuation allowance is determined through two steps. First, an estimate of potential losses on the portfolio is created by analyzing historical losses for each loan category. Historical losses are calculated using both internal and peer group loss information. Internal loss history is calculated using the average of five years of actual losses. This is combined with the peer group loss data to create a range from which the Company selects a reserve amount for each portfolio based upon management’s professional judgment and experience within the particular segment. Second, additional significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date are considered. These significant factors may include changes in lending policies and procedures; international, national, regional and local economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management; changes in the volume of past dues, non-accruals and classified assets; changes in the quality of the loan review system; changes in the value of underlying collateral for collateral dependent loans; concentrations of credit, and other factors. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Accrual of interest and subsequent cash receipts on impaired loans are generally recorded in the same manner as nonaccrual loans. Loans are charged-off when the loss is confirmed. Factors considered by management in determining impairment include payment status, collateral value, overall industry trends, customer management experience, balance sheet ratios, guarantor credit scores and the probability of collecting scheduled principal and interest payments when due. Loans are considered for impairment when they reach “substandard” or “doubtful” classification (see further discussion of these classifications in Note 5) or when management becomes aware of conditions existing at the balance sheet date that would make it probable that a loss has been incurred. Loans that experience insignificant payment delays and payment shortfalls are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Management may consider restructuring debt if, for economic or legal reasons related to the borrower’s financial difficulties, the Bank grants a concession in rate or term to the borrower that it would not otherwise consider. To determine whether or not a borrower is experiencing financial difficulties, management would consider the following factors: whether the borrower is in default, whether the borrower has declared (or will declare) bankruptcy, whether there is significant doubt about continuity of the borrower’s business, whether borrower’s cash flows are sufficient to service debt with existing terms, whether borrower is able to obtain funds from another bank at current market rates, and whether borrower’s securities are under threat of delisting from exchange if applicable. All Troubled Debt Restructures must be approved by the Executive Committee.

The Company evaluates individual loans from all portfolio segments for potential impairment. Groups of homogenous loans with balances considered too small to be evaluated individually are collectively assessed and impaired as necessary.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Specific risk characteristics relevant to each portfolio segment are as follows:

One-to-four family loans - A portion of the one-to-four family loans have adjustable-rates. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, an increased monthly mortgage payment required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Multi-family and nonresidential real estate loans - Loans secured by multi-family and nonresidential real estate generally have larger balances and involve a greater degree of risk than one-to-four family residential mortgage loans. Of primary concern in multi-family and nonresidential real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on multi-family and nonresidential real estate loans. In reaching a decision on whether to make a multi-family or nonresidential real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property. An environmental survey or environmental risk insurance is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

Construction and Land loans - Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value which is insufficient to assure full repayment if liquidation is required. If we are forced to foreclose on a building before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs. In addition, speculative construction loans, which are loans made to home builders who, at the time of loan origination, have not yet secured an end buyer for the home under construction, typically carry higher risks than those associated with traditional construction loans. These increased risks arise because of the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time. As a result, in addition to the risks associated with traditional construction loans, speculative construction loans carry the added risk that the builder will have to pay the property taxes and other carrying costs of the property until an end buyer is found. Land loans have substantially similar risks to speculative construction loans.

Consumer loans - Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are secured by assets that depreciate rapidly, such as motor vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability and, therefore, are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Commercial loans - Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment income or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial business loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Monitoring

The Company monitors the credit quality of its loan portfolio on an ongoing basis. The responsibility to monitor credit quality of the loan portfolio begins with the Company’s board of directors. This is accomplished by the following as it relates specifically to the loan portfolio’s credit quality: review and approve a quarterly schedule of reports on portfolio composition and credit quality provided by management, review charge-offs as proposed by management, review and approve reports from the loan review function, and review and approve the adequacy of the Company’s allowance for loan losses and related provision.

The board of directors also created an Asset Quality Review Committee (“AQRC”) comprised of appropriate and qualified management personnel from executive management including the Chief Executive Officer, President, Chief Lending Officer, Chief Credit Officer, Chief Financial Officer, and the senior commercial lending officers. This management committee was created with the purpose of managing the quality of the loan portfolio of the Company and keeps the board of directors informed of any changes in risk levels. The AQRC monitors standard indicators of risk such as past dues, credit extensions, policy exceptions, concentrations of industry and loan types, concentrations to individual borrowers and other relevant statistical measures of asset quality. The AQRC is also responsible for recommending and approving loan risk rating changes. The AQRC approves all charge-offs as recommended by the Chief Credit Officer and reports these to the board of directors. Each quarter the committee reviews troubled loans, with the assistance of loan officers, in order to understand and approve the proposed action plans and the projection of the future balance of assets adversely classified. The results and action plans along with the projected balances are reported to the board of directors.

The board of directors also has established, for purposes of monitoring credit quality of the loan portfolio, a credit administration function which is headed by the Chief Credit Officer (“CCO”). The CCO is the custodian of the Company’s credit quality and is the chairperson of the AQRC. The CCO is responsible for portfolio monitoring and reporting which includes: policy compliance, approval and tracking of policy exceptions, portfolio composition, concentrations, asset quality ratings, criticized loans, delinquencies, nonaccruals and charge-offs.  The CCO also determines the adequacy of the allowance for loan losses and leads problem loan resolution.

The final item that the board of directors initiated in regards to monitoring credit quality of the loan portfolio is to hire an independent loan review function (“Loan Review”). The purpose of Loan Review is to conduct periodic loan reviews and an annual review of loan policies and procedures, and report any findings to the audit committee of the board of directors.  Annually, Loan Review prepares and presents to the AQRC the Loan Review Plan to define the scope of the review to independently assure the following: timely and accurate assignment of asset quality ratings, compliance with the Company’s loan policies and procedures, accuracy of portfolio information and credit statistics provided to the Board, adequacy of the allowance for loan losses, documentation and enforceability of borrower obligations and the Company’s interest in underlying collateral.

Derivatives

The Bank enters into interest rate lock commitments, which are commitments to originate mortgage loans whereby the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate.  Accordingly, such commitments are recorded at estimated fair value with changes in fair value recorded in “Net gains on sales of loans held for sale” on the Consolidated Statements of Income and do not qualify for hedge accounting.  The Bank also has corresponding forward sale commitments related to these interest rate lock commitments, which are recorded at fair value with changes in fair value recorded in “Net gains on sales of loans held for sale” on the Consolidated Statements of Income and do not qualify for hedge accounting.

In May 2015, the bank entered into a swap agreement with FTN Financial. The swap functions as a cash flow hedge to protect the Bank against interest rate risk on a $10,000 advance obtained from Federal Home Loan Bank at a floating, LIBOR based interest rate. The hedge is considered to be highly effective. The swap derivative is reported at fair value based on monthly reports provided by FTN Financial.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

See Note 16 for additional information related to derivatives.

Premises and Equipment

Land is carried at cost. Building and improvements, and furniture and equipment are carried at cost, less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

     Federal Home Loan Bank Stock

Federal Home Loan Bank (“FHLB”) stock is a required investment for institutions that are members of the FHLB system.  The required investment in the common stock is based on a predetermined formula.  The Bank reports its investment in the FHLB stock at cost and evaluates for impairment based on the ultimate recoverability of the investment.

Other Real Estate Owned

Other real estate owned and repossessed assets acquired through, or in lieu of, foreclosure are held for sale and initially recorded at  fair value, less estimated selling cost when acquired, establishing a new cost basis.  Costs after acquisition are generally expensed.  Any decline in fair value of the asset is recorded through expense.  The valuation of other real estate owned is subjective in nature and may be adjusted in the future because of changes in economic conditions.

Securities Sold Under Agreements to Repurchase

The Company sells certain securities under agreements to repurchase.  The agreements are treated as collateralized financing transactions and the obligations to repurchase securities sold are reflected as a liability in the accompanying consolidated balance sheets. The dollar amount of the securities underlying the agreements remains in the asset accounts.

Advertising and Marketing Expenses

Advertising and marketing costs are expensed as incurred.  At December 31, 2019 marketing expense was $241 compared to $252 at December 31, 2018.

Income Taxes

Income tax expense is the total of the current year’s income tax due or refundable and the change in deferred tax assets and liabilities (excluding components of other comprehensive income).  Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates.  A valuation allowance, if needed, reduces deferred tax assets to the expected amount most likely to be realized.  Realization of deferred tax assets is dependent upon the generation of a sufficient level of future taxable income and recoverable taxes paid in prior years.  Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized.  The Company and its subsidiaries recognize tax expense based on income attributable to each and for 2019 will file consolidated income tax returns.

Rabbi Trust

The Company established a rabbi trust to fund its Nonqualified Deferred Compensation Plan. The Company accounts for these plans in accordance with FASB’s ASC 718 “Share-Based Payment.” Until the plan benefits are paid, creditors may make claims against the assets if the Company becomes insolvent.  See Note 13 for additional information.

Stock-Based Compensation

The Company accounts for its stock-based compensation plans in accordance with FASB’s ASC 718 “Share-Based Payment.”  Compensation expense for stock options, non-vested stock awards and restricted stock is based on the fair value of the award on the measurement date, which, for the Company, is the date of the grant and is recognized ratably over the service period of the award.  The fair value of stock options granted is estimated using the Black-Scholes option-pricing model.  The fair value of non-vested stock awards and restricted stock is generally the market price of the Company’s stock.  Forfeited and expired options and forfeited shares of restricted stock become available for future grants.  See Note 13 for additional information.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Comprehensive Income

Comprehensive income includes all changes in shareholders’ equity during a period, except those resulting from transactions with shareholders.  Besides net income, other components of the Company’s comprehensive income include after tax effect of changes in the net unrealized gain/loss on securities available for sale and net unrealized gain/loss on derivatives.

Bank Owned Life Insurance

The Company has purchased single-premium life insurance policies on certain key employees and former directors of the Company.  The “Bank owned life insurance” asset totals the net cash surrender value of those polices. Changes in the value of the insurance policies are recorded in non-interest income.

Transfers of Financial Assets

Transfers of financial assets (which include loan participations) are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

 Fair Value Measurements

FASB’s ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  In general, fair values of financial instruments are based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is primarily determined by matrix pricing, and in some cases, fair value is determined by an independent third party.  Valuation adjustments may be made to ensure that financial instruments are recorded at fair value.  These adjustments may include amounts to reflect counterparty credit quality as well as unobservable parameters.  Any such valuation adjustments are applied consistently over time.

Earnings Per Common Share

Basic earnings per share (“EPS”) is calculated by dividing net income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted EPS is computed in a manner similar to that of basic EPS except that the weighted-average number of common shares outstanding is increased to include the number of incremental common shares (computed using the treasury stock method) that would have been outstanding if all potentially dilutive common stock equivalents (such as stock options and unvested restricted stock) were vested during the period. The weighted average  common shares outstanding equals the gross number of common shares issued less unallocated shares held by the  ESOP, non-vested restricted stock awards under the Company’s 2007 Deferred Compensation Plan and non-vested restricted stock awards under the Company’s 2008 Equity Incentive Plan.  Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued.  Potential common shares to be issued include any restricted shares authorized under the Company’s 2007 Deferred Compensation Plan and the 2008 Equity Incentive Plan.  Unallocated common shares held by the ESOP are shown as a reduction in shareholders’ equity and are included in the weighted-average number of common shares outstanding for diluted EPS calculations as they are committed to be released.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Recently Issued Accounting Standards

Adoption of New Accounting Standards

In February 2016, FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 amends the accounting model and disclosure requirements for leases. The current accounting model for leases distinguishes between capital leases, which are recognized on-balance sheet, and operating leases, which are not. Under the new standard, the lease classifications are defined as finance leases, which are similar to capital leases under current GAAP, and operating leases. Further, a lessee will recognize a lease liability and a right-of-use asset for all leases with a term greater than 12 months on its balance sheet regardless of the lease’s classification, which may significantly increase reported assets and liabilities. The accounting model and disclosure requirements for lessors remain substantially unchanged from current GAAP. This standard became effective for the Company January 1, 2019.

The Company’s operating leases relate entirely to branch properties. As a result of ASU 2016-02 implementation, the Company recorded an operating lease right-of-use asset of $6,955 and an operating lease liability of $6,955 as of the effective date of the standard. The ROU asset and liability are recorded in other assets and other liabilities, respectively, in the consolidated statements of condition. See Note 9 Premises and Equipment for additional information.

Newly Issued, But Not Yet Effective Accounting Standards

In June 2016, FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). The update will significantly change the way entities recognize impairment on many financial assets by requiring immediate recognition of estimated credit losses expected to occur over the asset's remaining life. FASB describes this impairment recognition model as the current expected credit loss (“CECL”) model and believes the CECL model will result in more timely recognition of credit losses since the CECL model incorporates expected credit losses versus incurred credit losses. The scope of FASB’s CECL model would include loans, held-to-maturity debt instruments, lease receivables, loan commitments and financial guarantees that are not accounted for at fair value. For non-SEC public business entities, this update becomes effective for interim and annual periods beginning after December 15, 2022. The Company has formed an implementation committee comprised of both accounting and credit employees to guide the Company through the implementation of ASU 2016-13. Currently, this committee is gaining an understanding of the financial impact of CECL, reviewing the model requirements and ensuring data integrity across all reporting systems. The Company is also assessing consulting firms and software providers to assist in evaluating the varying approaches to the implementation of the CECL model.

In August 2018, FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 is intended to improve the disclosures on fair value measurements by eliminating, amending and adding certain disclosure requirements. These changes are intended to reduce costs for preparers while providing more useful information for financial statement users. ASU 2018-13 will be effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the effect that ASU 2018-13 will have on its financial position and results of operations and its financial statement disclosures.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 2:	Earnings Per Common Share

The following table presents the calculation of basic and diluted earnings per common share.

	Year Ended December 31,
	2019	2018

Net income	$3,940	$7,361

Weighted-average shares - Basic EPS	3,878,844	3,789,654
Weighted-average restricted shares - 2008 Equity Incentive Plan	19,590	30,847
Weighted-average shares - ESOP committed to be released - diluted EPS	332,268	301,690
Weighted-average shares - Diluted EPS	4,230,702	4,122,191
Basic earnings per common share	$1.02	$1.94
Diluted earnings per common share	$0.93	$1.79

As of December 31, 2019 and December 31, 2018, there were no options outstanding that were not included in the computation of diluted EPS because the options’ common stock equivalents were antidilutive.

Note 3:	Restriction on Cash and Due From Banks

At times, the Bank may be required to maintain reserve funds in cash and/or on deposits for certain correspondent relationships.  There was no reserve required at December 31, 2019 or 2018.

The Company holds amounts with correspondent institutions in the form of due from cash accounts. At times, these amounts exceed the federally insured limits. The bank held $172 in 2019 and $0 in 2018 in excess of the federally insured limit with correspondent institutions.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 4:	Securities

The amortized cost and approximate fair values of available-for-sale securities as of December 31, 2019 and 2018 are summarized below:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value

December 31, 2019
U.S. Government agencies and corporations	$4,841	$17	$-	$4,858
Mortgage-backed securities	13,726	161	(18)	13,869
State and political subdivisions	19,364	518	(14)	19,868
Other securities	178	2	-	180
Total	$38,109	$698	$(32)	$38,775

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value

December 31, 2018
U.S. Government agencies and corporations	$3,089	$13	$-	$3,102
Mortgage-backed securities	17,420	78	(400)	17,098
State and political subdivisions	22,984	95	(334)	22,745
Total	$43,493	$186	$(734)	$42,945

The mortgage-backed securities are backed by the Federal Home Loan Mortgage Corporation (“Freddie        Mac”), Federal National Mortgage Association (“Fannie Mae”) and Government National Mortgage Association (“GNMA”).  None of the mortgage-backed securities are privately issued.

The amortized cost and fair value of securities at December 31, 2019 and 2018, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2019		December 31, 2018
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Within one year	$26	$26	$584	$588
One to five years	1,273	1,274	1,680	1,695
Five to ten years	7,875	8,056	9,403	9,366
After ten years	15,209	15,547	14,406	14,198
	24,383	24,903	26,073	25,847
Mortgage-backed securities	13,726	13,872	17,420	17,098
Total	$38,109	$38,775	$43,493	$42,945

The carrying value of securities pledged as collateral to secure public deposits, borrowings and for other purposes, was $2,516 at December 31, 2019, and $4,378 at December 31, 2018.

Gross loss of $7 was recognized on sales and calls of securities for the year ended December 31, 2019 compared to gain of $93 for the year ended December 31, 2018.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Declines in fair value of available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Based on an evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value of the Company’s mortgage-backed securities and investments in state and political subdivisions are temporary.

The Company continuously assesses individual securities as part of its ongoing portfolio management, including the identification of other-than-temporary declines in fair value.  The other-than-temporary assessment includes reviewing the extent and duration of declines in fair values of investments, the seniority and duration of the securities, historical and projected company financial performance, company-specific news and other developments, the outlook for industry sectors, credit ratings and macro-economic changes, including government policy initiatives.

As of December 31, 2019,  management does not have the intent to sell any of the securities classified as available-for-sale in the table below and believes that it is more likely than not that the Company will not have to sell any such securities before recovery of fair value.  The unrealized losses are largely due to increases in market interest rates over yields available at the time the underlying securities were purchased.  The fair value is expected to recover as the bonds approach their maturity date or repricing date or if market yields for such investments decline.  Management does not believe any of the securities are impaired due to reasons of credit quality.  Accordingly, as of December 31, 2019, management believes the impairments detailed in the table below are temporary and no other-than-temporary impairment should be recorded in the Company’s consolidated financial statements.

The following table shows the gross unrealized losses and fair value of securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2019 and 2018:

	December 31, 2019
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Mortgage-backed securities	$5,721	$(6)	$928	$(12)	$6,649	$(18)
State and political subdivisions	2,144	(13)	275	(1)	2,419	(14)
Total	$7,865	$(19)	$1,203	$(13)	$9,068	$(32)

	December 31, 2018
Description of Securities	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Mortgage-backed securities	$415	$(5)	$9,886	$(395)	$10,301	$(400)
State and political subdivisions	9,311	(91)	8,083	(243)	17,394	(334)
Total	$9,726	$(96)	$17,969	$(638)	$27,695	$(734)

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 5:	Loans and Allowance for Loan Losses

Loans as of December 31, 2019 and 2018 are summarized below:

	At December 31,
	2019		2018
	Amount	Percent	Amount	Percent

Real estate loans:
Permanent loans:
One-to-four family	$76,112	11.7%	$70,695	12.1%
Multi-family	22,494	3.5	25,029	4.3
Nonresidential	207,251	32.0	193,157	33.3
Construction loans:
One-to-four family	21,507	3.3	24,674	4.2
Multi-family	7,719	1.2	6,666	1.1
Nonresidential	41,493	6.4	37,445	6.4
Land loans	14,442	2.2	12,757	2.2
Total real estate loans	391,018	60.3	370,423	63.6

Consumer:
Home equity loans and lines of credit	19,690	3.0	22,708	3.9
Auto loans	84	-	130	-
Deposit loans	-	-	-	-
Overdrafts	76	-	100	-
Other	156,564	24.1	124,318	21.3
Total consumer loans	176,414	27.1	147,256	25.2

Commercial loans	81,507	12.6	64,964	11.2

Total loans	648,939	100.0%	582,643	100.0%
Allowance for loan losses	(5,160)		(5,332)
Net deferred loan fees	(2,577)		(2,380)
Loans receivable, net	$641,202		$574,931

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

The following table details allowance for loan losses and recorded investment in loans by portfolio segment for the years ended December 31, 2019 and 2018:

Allowance for Credit Losses and Recorded Investment in Financing Receivables

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Unallocated	Total

Year Ended December 31, 2019
Allowance for credit losses:
Beginning balance	$105	$1,788	$172	$24	$1,282	$1,961	$-	$5,332
Charge offs	(39)	(87)	-	-	(568)	(275)	-	(969)
Recoveries	14	-	-	-	33	25	-	72
Provision (Credit)	25	(76)	(18)	2	823	(31)	-	725
Ending balance	$105	$1,625	$154	$26	$1,570	$1,680	$-	$5,160

Year Ended December 31, 2018
Allowance for credit losses:
Beginning balance	$218	$1,272	$101	$65	$1,230	$2,775	$-	$5,661
Charge offs	(38)	(2)	-	-	(652)	(351)	-	(1,043)
Recoveries	1	-	-	-	69	44	-	114
Provision (Credit)	(76)	518	71	(41)	635	(507)	-	600
Ending balance	$105	$1,788	$172	$24	$1,282	$1,961	$-	$5,332

Allowance for Loan Losses and Recorded Investment in Loans

As of December 31, 2019
(Dollars in thousands)

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Unallocated	Total

Allowance for loan losses:

Ending balance individually evaluated for impairment	$35	$193	$-	$-	$164	$483	$-	$875
Ending balance collectively evaluated for impairment	70	1,432	154	26	1,406	1,197	-	4,285
Ending Balance	$105	$1,625	$154	$26	$1,570	$1,680	$-	$5,160

Loans:

Ending balance individually evaluated for impairment	$552	$1,503	$-	$-	$2,823	$1,880	$-	$6,758
Ending balance collectively evaluated for impairment	75,560	228,242	70,719	14,442	173,591	79,627	-	$642,181
Ending balance	$76,112	$229,745	$70,719	$14,442	$176,414	$81,507	$-	$648,939

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Allowance for Loan Losses and Recorded Investment in Loans

As of December 31, 2018
(Dollars in thousands)

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Unallocated	Total

Allowance for loan losses:

Ending balance individually evaluated for impairment	$61	$336	$-	$-	$86	$716	$-	$1,199
Ending balance collectively evaluated for impairment	44	1,452	172	24	1,196	1,245	-	4,133
Ending Balance	$105	$1,788	$172	$24	$1,282	$1,961	$-	$5,332

Loans:

Ending balance individually evaluated for impairment	$475	$1,409	$-	$-	$2,083	$2,498	$-	$6,465
Ending balance collectively evaluated for impairment	70,220	216,777	68,785	12,757	145,173	62,466	-	$576,178
Ending balance	$70,695	$218,186	$68,785	$12,757	$147,256	$64,964	$-	$582,643

The following table shows credit quality indicators at December 31, 2019 and 2018:

Credit Quality Indicators as of December 31, 2019

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Total

Grade:
Pass	$74,906	$223,869	$70,719	$14,434	$172,146	$78,711	$634,785
Special mention	55	3,434	-	8	325	1,020	4,842
Substandard	1,151	2,442	-	-	3,943	1,776	9,312
Doubtful	-	-	-	-	-	-	-
Total	$76,112	$229,745	$70,719	$14,442	$176,414	$81,507	$648,939

Credit Quality Indicators as of December 31, 2018

	One-to-Four Family	Multi-family/ Nonresidential	Construction	Land	Consumer and Other	Commercial	Total

Grade:
Pass	$69,888	$214,553	$68,785	$12,757	$144,205	$62,331	$572,519
Special mention	-	-	-	-	-	6	6
Substandard	807	3,633	-	-	3,051	2,627	10,118
Doubtful	-	-	-	-	-	-	-
Total	$70,695	$218,186	$68,785	$12,757	$147,256	$64,964	$582,643

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Credit risk by internally assigned grade

Loans assigned a grade of “Pass” range from loans with virtually no risk of default to loans including some or all of the following characteristics: borrower generally generates sufficient but strained cash flows to fund debt service, key ratios are generally slightly worse than peers, earnings may be trending downward, borrower is currently performing as agreed, risk of default is higher than normal but with prospects for improved financial performance, some borrower management team weaknesses may be evident, loans are protected by collateral that can be liquidated, industry outlook may be trending down but is generally acceptable.

Loans assigned a grade of “Special mention” characteristics include, but are not limited to, the following: weakened due to negative trends in the balance sheet and income statement, current cash flow may be insufficient to meet debt service, existence of documentation deficiencies, potential risk of payment default, collateral coverage is minimal, financial information may be inadequate to show the recent condition of the borrower, management of the borrower may not be adequately qualified or have limited experience, turnover in key positions and industry outlook is generally negative with reasonable expectations of a turnaround within 12 to 18 months.

Loans assigned a grade of “Substandard” characteristics include, but are not limited to, the following:  payment default and /or loss is possible but not yet probable, cash flow is insufficient to service debt, there is a likelihood that the collateral will have to be liquidated and/or the guarantor will be called upon to repay the debt, collateral coverage is marginal or nonexistent, guarantor has limited outside worth and is highly leveraged, management of the borrower has no prior experience with similar activities, capital base is weak and insufficient to absorb continuing losses and industry outlook is generally negative with reasonable expectations of a turnaround within 18 to 24 months.

Loans assigned a grade of “Doubtful” include all of the characteristics of “Substandard”, but available information suggests it is unlikely that the loan will be paid back in its entirety. Cash flows are insufficient to service the debt, the borrower has had a series of substantial losses, key ratios are at unacceptable levels, and industry outlook is negative with an undeterminable recovery time. If the current adverse trends continue, it is unlikely the borrower will have the ability to meet the terms of the loan agreement. The probability of incurring a loss is greater than 50%. All loans classified as doubtful are placed on nonaccrual status.

These internally assigned grades are updated on a continual basis throughout the course of the year and represent management’s most updated judgment regarding grades at December 31, 2019.

Credit risk by payment activity

Loans that do not receive an internally assigned grade are separated into two categories: performing and nonperforming. Performing loans are generally abiding by the terms of their loan contract and are less than 90 days past due. Loans are deemed nonperforming typically when they reach nonaccrual status or are 90 days past due or greater. The information presented by payment activity is updated as of December 31, 2019 based upon past due status as of that date.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

The following table shows an aging analysis of past due loans as of December 31, 2019 and 2018:

Age Analysis of Past Due Loans
As of December 31, 2019

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans >90 Days and Accruing
One-to-four family	$59	$72	$284	$415	$75,697	$76,112	$-
Multifamily/nonresidential	765	-	-	765	228,980	229,745	-
Construction	-	-	-	-	70,719	70,719	-
Land	15	-	-	15	14,427	14,442	-
Consumer and other	1,086	280	1,754	3,120	173,294	176,414	-
Commercial	-	-	250	250	81,257	81,507	-
Total	$1,925	$352	$2,288	$4,565	$644,374	$648,939	$-

Age Analysis of Past Due Loans
As of December 31, 2018

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Loans >90 Days and Accruing
One-to-four family	$145	$23	$123	$291	$70,404	$70,695	$-
Multifamily/nonresidential	-	795	640	1,435	216,751	218,186	-
Construction	-	-	-	-	68,785	68,785	-
Land	-	-	-	-	12,757	12,757	-
Consumer and other	642	187	1,385	2,214	145,042	147,256	-
Commercial	137	62	194	393	64,571	64,964	-
Total	$924	$1,067	$2,342	$4,333	$578,310	$582,643	$-

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

The following tables set forth details regarding impaired loans at December 31, 2019 and 2018:

Impaired Loans
For the Year Ended December 31, 2019
(Dollars in thousands)

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment Year To Date	Interest Income Recognized Year To Date
With no related allowance recorded:
One-to-four family	$405	$431	$-	$479	$15
Multifamily/nonresidential	743	780	-	795	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	1,631	1,789	-	2,081	51
Commercial	613	772	-	807	7
Subtotal	3,392	3,772	-	4,162	73

With an allowance recorded:
One-to-four family	100	121	35	121	-
Multifamily/nonresidential	679	723	193	735	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	975	1,034	164	1,046	28
Commercial	940	1,108	483	1,320	-
Subtotal	2,694	2,986	875	3,222	28

Total:
One-to-four family	505	552	35	600	15
Multifamily/nonresidential	1,422	1,503	193	1,530	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	2,606	2,823	164	3,127	79
Commercial	1,553	1,880	483	2,127	7
Total	$6,086	$6,758	$875	$7,384	$101

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Impaired Loans
For the Year Ended December 31, 2018
( Dollars in thousands)

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment Year To Date	Interest Income Recognized Year To Date
With no related allowance recorded:
One-to-four family	$314	$352	$-	$380	$9
Multifamily/nonresidential	313	339	-	352	-
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	1,347	1,428	-	1,715	46
Commercial	253	254	-	300	13
Subtotal	2,227	2,373	-	2,747	68

With an allowance recorded:
One-to-four family	106	122	32	119	-
Multifamily/nonresidential	1,056	1,070	336	1,089	35
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	620	656	115	658	11
Commercial	2,012	2,244	716	2,590	39
Subtotal	3,794	4,092	1,199	4,456	85

Total:
One-to-four family	420	474	32	499	9
Multifamily/nonresidential	1,369	1,409	336	1,441	35
Construction	-	-	-	-	-
Land	-	-	-	-	-
Consumer and other	1,967	2,084	115	2,373	57
Commercial	2,265	2,498	716	2,890	52
Total	$6,021	$6,465	$1,199	$7,203	$153

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

The following table sets forth loans on nonaccrual status as of December 31, 2019 and 2018:

Nonaccrual Loans
	December 31,
	2019	2018
One-to-four family	$551	$475
Multifamily/nonresidential	1,502	1,409
Construction	-	-
Land	-	-
Consumer and other	2,823	2,208
Commercial	1,758	2,344
	$6,634	$6,436

Loans are placed on non-accrual status when, in management’s opinion, the borrower may be unable to meet payment obligations, which typically occurs when principal and interest payments are 90 days past due.  Had non-accrual loans performed in accordance with their original contract terms, the Company would have recognized additional interest income of approximately $247 in 2019 and $252 in 2018.

The following tables set forth information about modifications which were considered troubled debt restructurings (“TDRs”) as of December 31, 2019 and December 31, 2018.

Modifications
As of December 31, 2019

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled debt restructurings
One-to-four family	2	$159	$122
Multi-family and nonresidential	2	795	694
Land	-	-	-
Consumer and Other	1	29	10
Commercial	7	2,076	1,218
Total	12	$3,059	$2,044

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Modifications
As of December 31, 2018

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled debt restructurings
One-to-four family	1	$37	$7
Multi-family and nonresidential	2	794	756
Land	-	-	-
Consumer and Other	1	29	13
Commercial	9	2,183	1,484
Total	$13	$3,043	$2,260

Loans characterized as TDRs totaled $2,044 at December 31, 2019, compared to $2,260 at December 31, 2018. The TDR total at December 31, 2019 is comprised of 12 nonperforming loans.  One of these loans was newly restructured in 2019. The newly restructured TDR was on non-accrual status as of December 31, 2019. TDRs, like all other loans, are placed on nonaccrual status at management discretion or upon becoming ninety days past due. There were no loans characterized as TDRs that had subsequently defaulted at December 31, 2019 or 2018.

Changes in the Company’s restructured loans are set forth in the table below:

Recorded Investment
Totals at January 1, 2019	$2,260
Additional loans with concessions	100
Reductions due to:
Charge-offs	-
Transfer to foreclosed real estate	-
Principal paydowns	(316)
Change in ownership	-
Lapse of concession period	-
Total at December 31, 2019	$2,044

The allocated allowance for loan losses attributable to restructured loans was $524 and $583 at December 31, 2019 and December 31, 2018, respectively. The Company had no remaining availability under commitments to lend additional funds on these restructured loans at either December 31, 2019 or December 31, 2018.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 6:	Premises and Equipment

Major classifications of premises and equipment, stated at cost, were as follows:

		December 31,
	Estimated Useful Lives	2019	2018

Land		$2,214	$2,214
Land improvements	7 to 15 years	110	110
Buildings and improvements	7 to 40 years	6,933	6,199
Furniture, fixtures and equipment	3 to 10 years	7,205	6,169
Construction in progress		8	650
		16,470	15,342
Less accumulated depreciation and amortization		8,158	7,507
Net premises and equipment		$8,312	$7,835

The Bank leases four of its branch locations as well as a loan production office. At December 31, 2019, rental expense was $1,005 compared to $629 at December 31, 2018.

The following table shows future contractual lease obligations:

	0-1 Year	1-3 Years	3-5 Years	Over 5 Years
1206 Hwy 48, Clarksville, TN	$62	$123	$72	$-
1212 Murfreesboro Rd, Franklin, TN	46	81
170 Market Place Blvd, Knoxville, TN	94	55
101 International Dr, Franklin, TN	144	302	317	304
1030 Charlotte Ave, Nashville, TN	560	1,164	1,222	2,869
Total Lease Obligations	$906	$1,725	$1,611	$3,173

One branch, located at 1206 Hwy 48, was renewed for a second five year period beginning March 2019. The original lease included the option to renew for four five-year periods with incremental rent increases.  The original lease for 1212 Murfreesboro Road expired in 2017 and the Bank exercised a five-year renewal option with one five-year option remaining with incremental rate increases. The lease at 3100 West End Avenue expired in January 2019 and was not renewed. A new retail branch as well as office space opened at 1030 Charlotte Avenue in early 2019 to replace the West End office. The lease at Charlotte Avenue is for 122 months with incremental rate increases and the option of two five-year extensions. The lease at 101 International Blvd was effective September 2016 for an initial period of ten years with renewal options for four five-year terms. The Knoxville location is under lease for a period of five years beginning July 2016 with renewal options for two additional three-year periods.

At December 31, 2019, the Company had ROU assets of $6,292 and lease liabilities of $6,444 related to these leases. For the year ended December 31, 2019, the weighted average remaining lease term for operating leases was 8.1 years and the weighted average discount rate used in the measurement of operating lease liabilities was 3.22%. Total operating lease costs for the year ended December 31, 2019 were $825.

There were no sale and leaseback transactions or leverage leases. The Company holds one lease transaction with a related party with a ROU asset of $243 as of December 31, 2019.

A maturity analysis of operating lease liabilities and reconciliation of the undiscounted cash flows to the total operating lease liability is as follows:

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

For the Year Ended December 31, 2019
Lease Payments due:
Within one year	$906
After one year but within two years	881
After two years but within three years	844
After three years but within four years	824
After four years but within five years	787
After five years	3,173
Total undiscounted cash flows	7,415
Discount on cash flows	971
Total lease liability	$6,444

Note 7:	Deposits

Year-end deposits were as follows:

	December 31,
	2019	2018

Non-interest bearing demand deposits	$61,933	$53,616
Interest bearing deposits:
Savings	31,705	35,060
Checking	71,323	73,717
Money market	217,837	164,649
Time deposits	228,052	195,564
Total interest bearing deposits	548,917	468,990

Total deposits	$610,850	$522,606

Presented below is a summary of interest expense by each significant category of deposits:

	December 31,
	2019	2018

NOW	$820	$719
Money market	3,232	1,958
Savings	196	175
Time deposits	5,409	2,608
Total interest expense	$9,657	$5,460

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

At December 31, 2019, the scheduled maturities of time deposits were as follows:

2020	$162,267
2021	59,700
2022	3,109
2023	1,995
2024 and thereafter	981
$228,052

Time deposits held over the FDIC insurance limit of $250 totaled $76,383 and $54,520 at December 31, 2019 and 2018, respectively.

Note 8:	Short-term Borrowings

          Short-term borrowings at December 31 consist of the following:

	December 31,
	2019	2018
FHLB overnight advances	$-	$12,500
Other FHLB short-term advances	-	10,000
	$-	$22,500

There was a $0 balance for Federal Home Loan Bank (“FHLB”) overnight advances as of December 31, 2019.  FHLB overnight advances carried an interest rate 2.55% as of December 31, 2018.

There were no other FHLB short-term advances as of December 31, 2019. There was one $10,000 advance with a rate of 2.69% as of December 31, 2018 that matured on May 1, 2019.

Note 9:	Long-term Borrowings

At December 31, 2019, the Company had long-term borrowings as follows:

	December 31,
	2019	2018
FHLB advance, interest rate 1.56% at December 31, 2019, maturing January 14, 2020	$13,000	$13,000

FHLB advance, interest rate 2.27%, at December 31, 2019, maturing February 7, 2020, monthly amortization	15,000	15,000

FHLB advance, interest rate 1.61%, at December 31, 2019, maturing January 1, 2021, monthly amortization	1,118	2,132

FHLB advance, interest rate 2.48%, at December 31, 2019, maturing February 9, 2021, monthly amortization	5,000	5,000

	$34,118	$35,132

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

           Maturities of long-term borrowings following December 31, 2019 are as follows:

Years Ending December 31,
2020	$28,000
2021	6,118
2022	-
2023	-
2024	-
Thereafter	-
$34,118

Note 10:	Income Taxes

The Company files federal and various state income tax returns. When income and expenses are recognized in different periods for tax purposes, applicable deferred taxes are provided in the consolidated financial statements.  If necessary, we recognize interest and penalties accrued relative to unrecognized tax benefits in their respective federal or state income tax accounts.  As of December 31, 2019, the Company did not have any liabilities recorded for uncertain tax positions.

Income tax expense consists of the following:

	Year Ended December 31,
	2019	2018

Current income taxes:
Federal	$1,019	$1,471
State	321	418
Deferred income taxes:
Federal	(34)	(139)
State	(51)	(35)
Income tax expense	$1,255	$1,715

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

A reconciliation of income tax expense at the statutory rate to the Bank’s actual income tax expense is shown below:

		Year Ended December 31,
	2019		2018
	Dollars	%	Dollars	%
Taxes calculated at statutory rate	$1,091	21.00%	$1,906	21.00%
Increase (decrease) resulting from:
State income taxes, net of Federal effect	202	3.89%	303	3.33%
Tax-Exempt interest income, net	(91)	-1.74%	(107)	-1.18%
Non-deductible transaction cost	76	1.46%	-
Other	(23)	-0.44%	(387)	-4.24%
	$1,255	24.17%	$1,715	18.91%

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	December 31,
	2019	2018

Deferred tax assets:
Allowance for loan losses	$1,320	$1,364
Deferred compensation	1,009	872
Deferred loan fees	659	609
Unrealized losses on available-for-sale securities	-	140
Other	406	357
	3,394	3,342

Deferred tax liabilities:
FHLB dividends	(637)	(637)
Unrealized gains on swap agreement	-	(64)
Unrealized gains on available-for-sale securities	(170)	-
Depreciation	(388)	(281)
	(1,195)	(982)
Net deferred tax asset	$2,199	$2,360

No valuation allowance for deferred tax assets was recorded at December 31, 2019 and 2018 as management believes it is more likely than not that all of the deferred tax assets will be realized through either recoverable taxes paid in prior years or off-set of future earnings.

Retained earnings at December 31, 2019 and 2018 include approximately $3,633 of which no provision for federal income taxes has been made.  This amount represents the tax bad debt reserve at December 31, 1987, defined as the base year reserve, which pursuant to the Tax Reform Act of 1986 was not required to be recaptured into taxable income.  If this portion of retained earnings is used in the future for any other purpose than to absorb bad debts, the amount used will be added to future taxable income. The deferred tax liability on the above amount at December 31, 2019 and 2018, if recorded, would be approximately $929.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 11:	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

The Bank is subject to restrictions on the amount of dividends it may declare without the prior approval of the TDFI.  Under Tennessee law, the amount of dividends that may be paid in any year is limited to that year's net income, combined with the retained net income of the preceding two years.  As of December 31, 2019, the Bank would have the ability to pay $10,098 in dividends to the Company, without regulatory approval.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum capital amounts and ratios (set forth in the table below).  Management believes, as of December 31, 2019 and 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2019 and 2018, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, Common Equity Tier 1 risk-based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

The Bank’s actual capital amounts and ratios are presented in the table below.

As of December 31, 2019
Total risk-based capital (to risk-weighted assets)
First Advantage Bancorp and subsidiary	$83,793	11.90%	$56,342	8.00%	$70,427	10.00%
First Advantage Bank	79,766	11.33	56,342	8.00	70,427	10.00
Tier I capital (to risk-weighted assets)
First Advantage Bancorp and subsidiary	78,633	11.17	42,256	6.00	56,342	8.00
First Advantage Bank	74,606	10.59	42,256	6.00	56,342	8.00
Common Equity Tier 1 capital (to risk-weighted assets)
First Advantage Bancorp and subsidiary	78,633	11.17	31,692	4.50	45,778	6.50
First Advantage Bank	74,606	10.59	31,692	4.50	45,778	6.50
Tier I capital (to average total assets)
First Advantage Bancorp and subsidiary	78,633	10.70	29,408	4.00	36,760	5.00
First Advantage Bank	74,606	10.15	29,408	4.00	36,760	5.00

As of December 31, 2018
Total risk-based capital (to risk-weighted assets)
First Advantage Bancorp and subsidiary	$82,804	13.10%	$50,582	8.00%	$63,228	10.00%
First Advantage Bank	77,601	12.27	50,582	8.00	63,228	10.00
Tier I capital (to risk-weighted assets)
First Advantage Bancorp and subsidiary	77,472	12.25	37,937	6.00	50,582	8.00
First Advantage Bank	72,269	11.43	37,937	6.00	50,582	8.00
Common Equity Tier 1 capital (to risk-weighted assets)
First Advantage Bancorp and subsidiary	77,472	12.25	28,453	4.50	41,098	6.50
First Advantage Bank	72,269	11.43	28,453	4.50	41,098	6.50
Tier I capital (to average total assets)
First Advantage Bancorp and subsidiary	77,472	11.84	26,171	4.00	32,713	5.00
First Advantage Bank	72,269	11.05	26,171	4.00	32,713	5.00

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 12:	Related-Party Transactions

At December 31, 2019 and 2018, the Bank had loans outstanding to executive officers, directors and their related interests (related parties), in the amount of $2,236 and $1,755, respectively.

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.  Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

	December 31,
	2019	2018
Beginning balance	$1,755	$4,050
New loans and advances	2,635	401
Repayments	(2,154)	(2,696)
Ending balance	$2,236	$1,755

Excluding the holding company demand deposit account, deposits from related parties held by the Bank, at December 31, 2019 and 2018, totaled $7,610 and $5,230, respectively.

Note 13:	Employee Benefits

First Advantage Bank 401(k) and Profit Sharing Plan

The Bank has a retirement savings 401(k) and profit-sharing plan covering substantially all employees.  Employees may contribute up to 100% of their compensation, up to allowable limits, with the Bank matching up to three percent on a discretionary basis (no required contributions) based on profitability and other factors.  Participants are fully vested in any deferrals and vest in any employer contributions at a rate of 20% per year of service, with full vesting after five years of service.  Employer contributions charged to expense for the years ended December 31, 2019 and 2018 were $236 and $218, respectively.  The plan was established in 2005.

First Advantage Bank Deferred Compensation Plans

1998 Nonqualified Deferred Compensation Plan

The Bank has a nonqualified deferred compensation plan for certain active and retired directors and certain active and retired officers.  Interest accrues on the deferred amounts at a rate tied to the rate paid by the Bank on one year certificate accounts at the beginning of each plan year.  During the initial public offering, participants were given a one-time option to move from the 1998 Nonqualified Deferred Compensation Plan to the new Nonqualified Deferred Compensation Plan.  All active participants elected the one-time option.  The remaining retired directors and officers are receiving annual payments under the terms of the deferred compensation plan.  The charge to expense for the agreement was $0 and $0 for the years ended December 31, 2019 and 2018, respectively.  Deferred compensation payable for this plan totaled $16 and $16 as of December 31, 2019 and 2018, respectively.

2007 Deferred Incentive Plan

On January 1, 2007, the Bank implemented a nonqualified deferred compensation agreement with certain executive officers, senior management and other key employees.  The agreement provides the Bank will make contributions to the plan that will vest over a three to five year period.  During the initial public offering participants were given a one-time option to move from the 2007 Deferred Incentive Plan to the new Nonqualified Deferred Compensation Plan.  All participants elected to participate in the Nonqualified Deferred Compensation Plan.  The 2007 Deferred Incentive Plan had no participants during the years ended December 31, 2019 and 2018.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Nonqualified Deferred Compensation Plan

Effective October 1, 2007, the Bank implemented a deferral plan with certain directors, executive officers, senior management and other key employees.  The plan allowed participants the option to convert other cash based deferred compensation plan awards to the new Nonqualified Deferred Compensation Plan.  Amounts transferred into the new Nonqualified Deferred Compensation Plan from the Bank’s other deferred compensation plans, which were approximately $1,500, were used by the plan to purchase shares of the Company’s stock from its initial public offering.  The provision of the conversion was a one-time event for previous plans.  Additionally directors can elect to contribute fees earned to the plan and are 100% vested.  Employees will vest based on the vesting requirements of the 2007 Deferred Incentive Plan. The amount recorded as a contra equity account was $2,910 and $2,632 as of December 31, 2019 and 2018, respectively, of which $2,630 and $2,355 was 100% vested by participants as of December 31, 2019 and 2018, respectively.  Total shares purchased were 225,931 and 216,319 as of December 31, 2019 and 2018, respectively.  All participants were 100% vested as of December 31, 2019 and 2018.  At December 31, 2019 there were 23,974 shares available for award under the plan.

	Number of Shares Awarded	Weighted-Average Fair Value

Non-vested stock as of January 1, 2018	-	$-
Purchased	8,402	25.13
Vested	8,402	25.13
Forfeited	-	-
Non-vested stock as of December 31, 2018	-	-
Purchased	9,612	26.03
Vested	9,612	26.03
Forfeited	-	-
Non-vested stock as of December 31, 2019	-	$-

The Nonqualified Deferred Compensation Plan provides for fixed payments or a lump sum payment in shares of common stock of the Company after termination from service as defined under Section 409A of the Internal Revenue Code.  The common stock purchased for this Nonqualified Deferred Compensation Plan is maintained in a Rabbi Trust (“Trust”), on behalf of the participants.  The assets of the Trust are subject to the claims of general creditors of the Company.  Dividends payable on the common stock held by the Trust are reinvested in additional shares of common stock of the Company and held in the Trust for the benefit of the participants.  Since the Nonqualified Deferred Compensation Plan does not provide for diversification of the Trust’s assets and can only be settled with a fixed number of shares of the Company’s common stock, the deferred compensation obligation is classified as a component of shareholders’ equity.  Subsequent changes in the fair value of common stock are not reflected in earnings or shareholders’ equity of the Company.  The obligations of the Company under the Nonqualified Deferred Compensation Plan, and the shares held by the Trust, have no effect on net income.

Employee Stock Ownership Plan (ESOP)

The Bank sponsors a leveraged ESOP that covers substantially all employees who meet certain age and eligibility requirements. As part of the initial public offering the ESOP purchased 421,174 shares, or approximately 8% of the 5,264,683 shares issued in the offering with the proceeds of a 20-year loan from the Company which is payable in annual installments and bears interest at a rate of 7.5% per annum.

The Bank has committed to make contributions to the ESOP sufficient to support the debt service of the loan.  The loan is secured by the unallocated shares, which are held in a suspense account, and are allocated among the participants as the loan is repaid. Cash dividends paid on allocated shares are distributed to the participants and cash dividends paid on unallocated shares are used to repay the outstanding debt of the ESOP.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

ESOP shares are held by the plan trustee in a suspense account until allocated to participant accounts. Shares released from the suspense account are allocated to participants on the basis of their relative compensation in the year of allocation. Participants become vested in the allocated shares over a period of six years. Any forfeited shares are allocated to other participants in the same proportion as contributions. The Bank is obligated at the option of each beneficiary to pay out their vested allocations in either shares or cash upon the beneficiary’s termination or after retirement.

As ESOP shares are earned by the participants, the Company recognizes compensation expense equal to the fair value of the earned ESOP shares.  Total compensation expense for the years ended December 31, 2019 and 2018 was $538 and $523, respectively.  The ESOP shares as of December 31, 2019 and 2018 were as follows:

	2019	2018

Allocated shares	231,769	207,283
Repurchased shares of beneficiaries	(33,792)	(5,505)
Shares committed to be allocated	29,759	29,991
Unreleased shares	93,075	118,479
Total ESOP shares	320,811	350,248

Fair value of unreleased shares at December 31	$2,671	$2,903

2008 Equity Incentive Plan

The First Advantage Bancorp 2008 Equity Incentive Plan (“the 2008 Plan”) was approved by the Company’s shareholders at the annual meeting of shareholders held on June 11, 2008.  Under the terms of the 2008 Plan, the Company may grant stock awards and stock options to its employees, officers and directors.  The purpose of the 2008 Plan is to promote the success of the Company by linking the personal interests of its employees, officers and directors to the interests of the Company’s shareholders, and by providing participants with an incentive for remarkable performance.  All of the Company’s employees, officers and directors are eligible to participate in the 2008 Plan.  A committee appointed by the Board of Directors of the Company (which consists of at least two independent directors) (the “Committee”) serves as administrator of the 2008 Plan.  The Committee has sole authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2008 Plan; and make all other decisions and determinations that may be required under the 2008 Plan.

The restricted common stock awards vest either at a rate of 20% per year from the date of grant or on a five-year cliff vesting schedule.  The fair market value of the stock awards is based on the market price of the company’s stock at the date of grant.

There were 5,600 stock options exercised during 2019. There were 259,463 stock options exercised during 2018.  The total intrinsic value of options exercised during the year ended 2019 and 2018 was $57 and $3,860, respectively.  The weighted-average grant-date fair value of options granted was $8.98 and $5.05 for 2019 and 2018, respectively. We use shares repurchased under a repurchase program for share issuances upon exercise of options.

Both incentive stock options and non-qualified stock options were granted under the Plan.  The exercise price for each option was equal to the market price of the Company’s stock on the date of grant and the maximum term of each option is ten years.  The vesting period for most options is five years from the date of grant. The Company recognizes compensation expense over the vesting period, based on the grant-date fair value of the options granted.  The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

A summary of the activity in the 2008 Plan as of December 31, 2019, is presented in the following table:

		Non-Vested Stock Awards Outstanding		Stock Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted- Average Grant-Date Fair Value	Number of Shares	Weighted- Average Exercise Price

Balance, January 1, 2018	83,718	19,450	$17.00	288,263	$11.05
Granted	(3,900)	900	22.85	3,000	22.85
Stock options exercised	-	-		(259,463)	10.49
Stock awards vested	-	(3,870)	16.85	-
Forfeited	-	-		-
Balance, December 31, 2018	79,818	16,480	$17.36	31,800	$16.72
Plan Expiration	(79,818)
Plan Addition	320,000
Granted	(26,800)	17,000	25.00	9,800	25.00
Stock options exercised	-	-		(5,600)	14.75
Stock awards vested	-	(3,475)	18.00	-
Forfeited	-	-		(1,000)	14.25
Balance, December 31, 2019	293,200	30,005	$21.61	35,000	$19.43

Other information regarding options outstanding and exercisable as of December 31, 2019, is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life in Years	Number of Shares	Weighted- Average Exercise Price
$13.87 - $25.00	35,000	$19.43	7.27	14,000	$15.91

The fair value of the 2008 Plan stock options granted is estimated on the measurement date, which, for the Company, is the date of grant using the Black-Scholes option-pricing model.  The weighted-average assumptions used to determine the fair value of options granted in 2019 are detailed in the table below:

Risk-free interest rate	2.28%
Dividend yield	2.40%
Expected market price volatility	42.64%
Expected life	7.0 Years

The total intrinsic value of vested stock options at December 31, 2019 was $179.  The total intrinsic value of non-vested stock options at December 31, 2019 was $145.

The fair value of non-vested restricted stock awards for the purposes of recognizing stock-based compensation expense is the market price of the stock award on the measurement date, which, for the Company, is the date of the award.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Stock-based compensation expense related to stock options and grants totaled $178 in 2019 and $110 in 2018.  Stock-based compensation is recognized ratably over the requisite service period for all awards.  Unrecognized stock-based compensation expense related to stock options totaled $107 at December 31, 2019.  At December 31, 2018, the weighted-average period over which the unrecognized expense related to stock options was expected to be recognized was 2.58 years.  Unrecognized stock-based compensation expense related to non-vested restricted awards was $484 at December 31, 2019.  At December 31, 2019, the weighted-average period over which unrecognized expense related to restricted stock awards was expected to be recognized was 2.85 years.

Supplemental Executive Retirement Plan

The Bank has established supplemental executive retirement plans to benefit certain executives and employees. The plans provide 14 officers of the Bank a set amount of compensation to be paid annually beginning at a projected retirement date and continuing for ten years after retirement. Payments on the plan commenced in 2019 and will expire on December 31, 2054. The company paid benefits of $4 and $0 for the years ending December 31, 2019 and 2018. The estimated future payout under the plan was $6,963 as of December 31, 2019. The plans are funded by bank-owned life insurance held on the participants. BOLI held on participants to fund the plan had a cash surrender value of $14,010 as of December 31, 2019. Expense recorded for this plan was $267 in 2019 and $166 in 2018. Outstanding liability recorded for future payoffs was $1,299 at December 31, 2019 and $1,038 at December 31, 2018. The plans are not qualified under section 401 of the Internal Revenue Code.

Note 14:	Disclosures About Fair Value of Financial Instruments

FASB’s ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  In general, fair values of financial instruments are based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is primarily determined by matrix pricing, and in some cases, fair value is determined by an independent third party.  Valuation adjustments may be made to ensure that financial statements are recorded at fair value.  These adjustments may include amounts to reflect counterparty credit quality as well as unobservable parameters.  Any such valuation adjustments are applied consistently over time. The fair value hierarchy gives the highest priority to a valuation based on quoted prices in active markets for identical assets and liabilities (Level 1), moderate priority to a valuation based on quoted prices in active markets for similar assets and liabilities and/or based on assumptions that are observable in the market (Level 2), and the lowest priority to a valuation based on assumptions that are not observable in the market (Level 3).  The following methods and assumptions are used by the Company to estimate the fair values of the Company’s financial assets and liabilities on a recurring basis:

Available-for-Sale Securities

The fair values of securities available for sale are determined by a matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities.  Level 2 securities include U. S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions, asset-backed and other securities.  Level 3 securities include preferred term securities that are not traded in an active market with a fair value determined by an independent third party.

Swap Derivative

The fair value of the swap derivative is provided by a third-party and based on current market interest rates.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Fair Value of Assets Measured on a Recurring Basis

Assets measured at fair value on a recurring basis are summarized below:

December 31, 2019	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Available for sale securities:
U.S. Treasury	$-	$-	$-	$-
U.S. Government agencies	4,855	-	4,855	-
Mortgage-backed securities	13,872	-	13,872	-
State and political subdivisions	19,868	-	19,868	-
Other securities	180	-	180	-

December 31, 2018	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Available for sale securities:
U.S. Treasury	$-	$-	$-	$-
U.S. Government agencies	3,102	-	3,102	-
Mortgage-backed securities	17,098	-	17,098	-
State and political subdivisions	22,745	-	22,745	-

Swap derivative	249		249

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Fair Value of Assets Measured on a Nonrecurring Basis

Certain assets may be recorded at fair value on a nonrecurring basis.  These nonrecurring fair value adjustments typically result from the application of lower of cost or market accounting or a write-down occurring during the period.  The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets as of December 31, 2019 and December 31, 2018.

December 31, 2019	Level 1	Level 2	Level 3	Nonrecurring Fair Value Adjustments Twelve Months Ended December 31, 2019

Impaired loans			$2,986	$(324)
Other real estate and repossessed assets			1,406	(343)

December 31, 2018	Level 1	Level 2	Level 3	Nonrecurring Fair Value Adjustments Twelve Months Ended December 31, 2018

Impaired loans			$4,092	$(876)
Other real estate and repossessed assets			1,047	(219)

The following methods and assumptions are used by the Company to estimate the fair values of the Company’s financial assets and liabilities on a nonrecurring basis:

Other Real Estate Owned and Repossessed Assets

Other real estate owned and repossessed assets are carried at lower of cost or estimated fair value.  The estimated fair value of the real estate or repossessed asset is determined through current appraisals or management’s best estimate of the value and adjusted as necessary, by management, to reflect current market conditions.  As such, other real estate owned and repossessed assets are generally classified as Level 3.

Impaired Loans

While the overall loan portfolio is not carried at fair value, the Company periodically records nonrecurring adjustments to the carrying value of loans based on fair value measurements for partial charge-offs of the uncollectible portions of those loans. Nonrecurring adjustments also include certain impairment amounts for collateral dependent loans when establishing the allowance for loan losses. Such amounts are generally based on the fair value of the underlying collateral supporting the loan. In determining the value of real estate collateral, the Company relies on external appraisals and assessment of property values by its internal staff. In the case of non-real estate collateral, reliance is placed on a variety of sources, including external estimates of value and judgments based on the experience and expertise of internal specialists. Because many of these inputs are not observable, the measurements are classified as Level 3.

The “Fair Value Measurement and Disclosures” topic of the FASB ASC requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The estimated fair value approximates carrying value for cash and cash equivalents and the cash surrender value of life insurance policies. The methodologies for other financial assets and financial liabilities are discussed below.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

The year-end estimated fair values of financial instruments were as follows for the dates indicated:

At December 31, 2019
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Financial assets
Cash and cash equivalents	$12,717	$12,717	$12,717	$-	$-
Available-for-sale securities	38,775	38,775	-	38,775	-
Loans held for sale	3,324	3,324	-	3,324	-
Loans, net of allowance for loan losses	641,202	640,948	-	-	640,948
FHLB stock	2,988	2,988	-	2,988	-
Interest receivable	2,733	2,733	-	2,733	-
Mortgage derivative assets	-	2	-	2	-
Swap derivative assets	-	-	-	-	-

Financial liabilities
Deposits	$610,850	$612,081	$382,810	$229,271	$-
Securities sold under agreement to repurchase	-	-	-	-	-
Interest payable	789	789	-	789	-
FHLB advances - short term	-	-	-	-	-
FHLB advances - long term	34,118	34,179	-	34,179	-
Other borrowings	-	-	-	-	-
Mortgage derivative liabilities	-	19	-	19	-
Swap derivative liabilities	-	-	-	-	-

At December 31, 2018
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Financial assets
Cash and cash equivalents	$11,561	$11,561	$11,561	$-	$-
Available-for-sale securities	42,945	42,945	-	42,945	-
Loans held for sale	555	555	-	555	-
Loans, net of allowance for loan losses	574,931	572,014	-	-	572,014
FHLB stock	2,988	2,988	-	2,988	-
Interest receivable	3,088	3,088	-	3,088	-
Mortgage derivative assets	-	5	-	5	-
Swap derivative assets	249	249	-	249	-

Financial liabilities
Deposits	$522,606	$522,073	$327,042	$195,031	$-
Securities sold under agreement to repurchase	-	-	-	-	-
Interest payable	647	647	-	647	-
FHLB advances - short term	22,500	22,500	-	22,500	-
FHLB advances - long term	35,132	34,898	-	34,898	-
Other borrowings	-	-	-	-	-
Mortgage derivative liabilities	-	-	-	-	-
Swap derivative liabilities	-	-	-	-	-

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

General

For short-term financial instruments realizable in three months or less, the carrying amount approximates fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value, primarily due to their short-term nature.  Cash and cash equivalents are classified within Level 1 of the fair value hierarchy.

Federal Home Loan Bank Stock

The fair value of stock in the Federal Home Loan Bank equals the carrying value reported in the balance sheet.  This stock is redeemable at full par value only by the Federal Home Loan Bank.  The Company’s Federal Home Loan Bank stock is classified within Level 2 of the fair value hierarchy.

Available-for-Sale Securities

The fair values of securities available for sale are determined by a matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities.  Level 1 securities include U.S. Treasury securities.  Level 2 securities include U. S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions, asset-backed and other securities.

Loans

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  Loans with similar characteristics were aggregated for purposes of the calculations.  These are classified within Level 2 of the fair value hierarchy.

Deposits

The fair values disclosed for demand deposits, both interest-bearing and noninterest-bearing, are, by definition, equal to the amount payable on demand at the reporting date. The fair values of certificates of deposit and individual retirement accounts are estimated using a discounted cash flow based on currently effective interest rates for similar types of accounts.  Deposits are classified within Level 2 of the fair value hierarchy.

Securities Sold Under Agreement to Repurchase

Securities sold under agreement to repurchase are transacted with customers as a way to enhance our customers’ interest-earning ability.  The Company does not consider customer repurchase agreements to be a wholesale funding source, but rather an additional treasury management service provided to our customer base. Our customer repurchase agreements are based on an overnight investment sweep that can fluctuate based on our customers’ operating account balances.  These are classified within Level 2 of the fair value hierarchy.

Short-term borrowings

Short-term borrowings consist of securities sold under agreements to repurchase, FHLB overnight advances, and other FHLB advances. The fair value of these short-term borrowings approximates the carrying value of the amounts reported in the consolidated balance sheets for each respective account, due to the short-term nature of these liabilities.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Long-term borrowings

Long-term borrowings consist of FHLB advances and multiple rate repurchase agreements. Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.  These are classified within Level 2 of the fair value hierarchy.

Swap Derivative

The Company used an interest rate swap commitment to manage financial risks related to the interest rate for variable rate debt with the FHLB. The Company’s interest rate lock commitment was valued using current market prices for similar instruments and is categorized within Level 2. This swap derivative was terminated during the first quarter of 2019. See note 16 for more information regarding the swap terms and the termination.

Mortgage Derivative

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.  For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.  The fair value of forward sale commitments is estimated based on current market prices for loans of similar terms and credit quality.  The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.  These are classified within Level 2 of the fair value hierarchy.

Note 15:	Commitments and Credit Risk

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments have fixed expiration dates or other termination clauses and may require payment of a fee.  Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  Each customer’s creditworthiness is evaluated on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty.  Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

At December 31, 2019 and 2018, the Bank had outstanding commitments to originate loans aggregating $32,265 and $26,106, respectively.  The commitments extended over varying periods of time with the majority being disbursed within a one-year period.

Mortgage loans in the process of origination represents amounts that the Bank plans to fund within a normal period of 60 to 90 days, and which are intended for sale to investors in the secondary market.  Total mortgage loans in the process of origination amounted to approximately $5,853 and $1,653, and mortgage loans held for sale amounted to $3,324 and $555 at December 31, 2019 and 2018, respectively.

The Bank had recourse commitments on loans sold on the secondary market of approximately $19,611 and $4,944 at December 31, 2019 and 2018, respectively.  Recourse provisions expire within one to six months from the date of transfer.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions.  Performance standby letters of credit are issued to guarantee performance of certain customers under non-financial contractual obligations.  The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers.  Should the Bank be obligated to perform under the standby letters of credit, the Bank may seek recourse from the customer for reimbursement of amounts paid.

The Bank had total outstanding standby letters of credit amounting to $1,820 and $3,312 at December 31, 2019 and 2018, respectively, with terms generally ranging from 6 to 60 months.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Lines of credit have fixed expiration dates.  Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements.  Each customer’s creditworthiness is evaluated on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty.  Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.  Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2019, the Bank had granted unused lines of credit to borrowers aggregating approximately $87,757 and $12,994 for commercial lines and open-end consumer lines, respectively.  At December 31, 2018, the Bank had granted unused lines of credit to borrowers aggregating approximately $71,566 and $14,948 for commercial lines and open-end consumer lines, respectively.

Note 16:	Derivatives

The Bank enters into interest rate lock commitments, which are commitments to originate mortgage loans whereby the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate.  The Bank had $5,853 and $1,653 in total notional amount of interest rate lock commitments with a fair value of $(8) and $(2) at December 31, 2019 and December 31, 2018, respectively.  The Bank manages market risk on the interest rate lock commitments and mortgage loans held for sale with corresponding forward sale commitments, which are recorded at fair value with changes to fair value recorded in net gains on sales of loans held for sale.  The Bank had $2,616 and $540 in total notional amount related to these forward sale commitments with a fair value of $1 and $0 at December 31, 2019 and December 31, 2018, respectively.  Changes in fair value are recorded in other assets or other liabilities on the consolidated balance sheet, depending on their balance.  The adjustment to net gains on mortgage loans held for sale as a result of interest rate lock commitments and forward sale commitments was $0 for December 31, 2019 and December 31, 2018, respectively.

In 2015, the Bank entered into a swap agreement with FTN Financial to hedge a $10,000 Federal Home Loan Bank advance with a variable, LIBOR-based interest rate against interest rate risk. The Bank paid FTN Financial a weighted average fixed interest rate of 1.98% on $10,000 principal to avoid risks associated with rising interest rates. The principal was broken into four separate agreements with a weighted average original maturity of 9.44 years. The hedge was evaluated for effectiveness monthly using the cumulative hypothetical derivative method and deemed to be 100% effective. Therefore, changes in fair value were reported on the balance sheet as Other Comprehensive Income, net of deferred tax. There were no charges to income during the life of the swap arrangement. During the first quarter of 2019 this swap arrangement was terminated and the corresponding advance at FHLB was repaid.  This resulted in a gain of $170 at termination. The fair value of the swap was $249 at December 31, 2018.

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Note 17:	Parent Company Condensed Financial Statements

The condensed year-end 2019 and 2018 financial statements, pertaining only to First Advantage Bancorp, are as follows:

	December 31,
Balance Sheet	2019	2018
	(Dollars in thousands)
Assets
Cash and cash equivalents	$2,775	$4,025
Investment in subsidiaries	75,102	72,049
ESOP trust loan receivable	873	1,227
Other assets	-	-
Total Assets	$78,750	$77,301

Liabilities and Shareholders’ Equity
Accrued taxes payable	(379)	51
Shareholders’ equity	79,129	77,250
Total Liabilities and Shareholder’s Equity	$78,750	$77,301

Condensed Statement of Income	Year Ended December 31, 2019	Year Ended December 31, 2018
	(Dollars in thousands)
Income
Dividend from subsidiary	$3,000	$1,400
ESOP loan interest	92	117
Total income (eliminated in consolidation)	3,092	1,517

Operating expenses	654	412

Gain before equity in undistributed net loss of subsidiaries	2,438	1,105

Equity in undistributed net income of subsidiaries	1,502	6,256
Net income	$3,940	$7,361

First Advantage Bancorp
Notes to Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Dollars in thousands, except share and per share amounts)

Statement of Cash Flows	Year Ended December 31, 2019	Year Ended December 31, 2018
	(Dollars in thousands)

Operating Activities
Net income	$3,940	$7,361
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income of subsidiaries	(1,502)	(6,256)
Change in other assets	-	137
Change in other liabilities	(430)	51
Net cash provided by operating activities	2,008	1,293

Investing Activities
Proceeds from repayment of ESOP loan from subsidary	353	336
Net cash provided by investing activities	353	336

Financing Activities
Stock purchased/retired - repurchase program	(1,432)	(737)
Cash received upon exercise of employee stock options	82	2,718
Shares received from trustee for expired EIP	150
Cash paid for dividends	(2,411)	(2,060)
Net cash used in financing activities	(3,611)	(79)
Decrease in cash and cash equivalents	(1,250)	1,550
Cash and cash equivalents, beginning of year	4,025	2,475
Cash and cash equivalents, end of year	$2,775	$4,025

Note 18:	Subsequent Events

The Company has evaluated, for consideration of recognition or disclosure, subsequent events that have occurred through February 7, 2020, the date of issuance of its financial statements. There were no material subsequent events that required recognition of additional disclosure in these financial statements.